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                                                                     Exhibit 5.1



                               December 31, 1996

   Board of Directors
   Teletouch Communications, Inc.
   110 North College, Suite 200
   Tyler, Texas 75702

        Re:  Registration Statement on Form SB-2
             -----------------------------------

   Gentlemen:

        We have acted as counsel for Teletouch Communications, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form SB-2 under the Securities Act of 1933, as amended, relating to the offer and sale of 447,500 shares (the "Shares") of common stock, $.001 par value (the "Common Stock") by selling stockholders, the reoffer and resale of 800,000 warrants (the "Registered Warrants") to purchase up to 800,000 shares of Common Stock issued to the holders thereof, and the offer and sale of 800,000 shares of Common Stock issuable upon exercise of the Registered Warrants (the "Warrant Shares"). Capitalized terms used herein but not otherwise defined shall have the meanings attributed to them in the Prospectus contained in Part I of the Registration Statement.

        We have examined the Certificate of Incorporation and By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, the certificates representing the Common Stock and the Registered Warrants, originals or copies of all such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such Opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.
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   Teletouch Communications, Inc.
   December 31, 1996
   Page 2

        Based upon the foregoing, we are of the opinion that:

        1. The Shares, when sold in accordance with the prospectus forming a part of the Registration Statement (the "Prospectus"), will be legally issued, fully paid and nonassessable.

        2. The Registered Warrants and Underwriters Warrants are legally issued, fully paid and nonassessable.

        3. The Warrant Shares issuable upon exercise of the Registered Warrants have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Registered Warrants, will be legally issued, fully paid and nonassessable.

        We hereby consent to be named in the Registration Statement and the Prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

        We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.



                                      De Martino Finkelstein Rosen & Virga